                                                                   EXHIBIT 10.22


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                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                    GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

                                  ("PURCHASER")

                                       AND

                         DIFFERENCE ENGINES CORPORATION

                                   ("SELLER")

                                  WALTER LUDWIG

                                       AND

                               VICTOR T. HAMILTON

                                ("STOCKHOLDERS")











                                OCTOBER 23, 2003


================================================================================

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into effective as of this 23rd day of October, 2003, by and among Guardian Technologies International, Inc., a Delaware corporation ("Purchaser"); Difference Engines Corporation, a Maryland corporation ("Seller"); and Walter Ludwig and Victor T. Hamilton (collectively, the "Stockholders").

                                   WITNESSETH:

         WHEREAS, among other things, Seller has developed certain image and compression software applications for the medical imaging industry known as DEVision (which, together with related source code, algorithms, documentation and related Intellectual Property (as defined in Section 1.1(g)) shall be hereinafter referred to as the "Purchased Assets"); and

         WHEREAS, Seller desires to sell, assign, transfer and convey to the Purchaser pursuant to the terms and subject to the conditions set forth in this Agreement, all of the Purchased Assets free and clear of all liens, claims, rights, encumbrances or security interests;

         WHEREAS, Purchaser desires to integrate Seller's Intellectual Property with its own technology in the development of products and services for the Life Sciences marketplace;

         WHEREAS, it is the desire of the Purchaser to purchase, obtain and acquire from the Seller, pursuant to the terms and subject to the conditions set forth in this Agreement, all of the Sellers' right, title and interest in and to the Purchased Assets; and

         WHEREAS, Seller desires to transfer and convey the Purchased Assets to Purchaser, solely in exchange for voting shares of Purchaser in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(i)(C) of the Internal Revenue Code of 1986, as amended (the "Code"). It being understood that Seller will thereafter, as an integral part of the transaction, distribute the shares received as the Purchase Price (as defined below) to Seller's stockholders in complete liquidation of Seller and dissolve.

         NOW THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:


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


                                    ARTICLE I

                          PURCHASE OF PURCHASED ASSETS


         1.1 PURCHASE AND SALE OF ASSETS. Upon the terms and subject to the conditions of this Agreement, Seller hereby agrees that on the Closing Date (as hereinafter defined in Section 2.1), Seller shall sell, assign, transfer and convey to the Purchaser, and Purchaser hereby agrees to purchase, obtain and acquire from Seller, all of Seller's right, title and interest in and to all of the assets, properties and rights (contractual or otherwise) described in the following subparagraphs of this Section 1.1 (previously defined as "Purchased Assets"), free and clear of any and all liens, claims, rights, encumbrances or security interests. The Purchased Assets shall comprise all of the following:

         (a) All right, title and interest in and to the Seller's compression software technology, including, but not limited to, Seller's Visual Internet Applications or DEVision and all modifications, enhancements, designs, concepts, techniques, methods, ideas, flow charts, coding sheets, notes, source codes, algorithms, and all other information relating thereto ("Software");

         (b) All right, title and interest held or owned by Seller in and to the use of the name "Difference Engines," "Difference Engines Corporation," or any variation thereof worldwide and all goodwill and other intangibles relating thereto;

         (c) All of Seller's right, title and interest in and to the copyrights, copyright registrations, proprietary processes, trade secrets, license right, specifications, technical manuals and data, drawings, inventions, designs, patents, patent applications, trade names, trademarks, service marks, domain names, URLs, product information and data, know-how and development work-in-progress, software, marketing plans and other Intellectual Property (as hereinafter defined) or intangible property embodied in or pertaining to the Software, whether pending, applied for or issued, whether filed in the United States or in other countries and as listed on Schedule 1.1(c);

         (d) All things authored, discovered, developed, made, perfected, improved, designed, engineered, acquired, produced, conceived or first reduced to practice by Seller or any of its employees or agents that are exclusively used by Seller or any of its employees or agents related to the Software or developed by Seller exclusively for use in connection with the Software, in any stage of development, including without limitation, modifications, enhancements, designs, concepts, techniques, methods, ideas, flow charts, coding sheets, notes and all other information relating to the Software;

         (e) Any and all design and code documentation, algorithms, methodologies, processes, trade secrets, copyrights, design information, product information, technology, formulae, routines, engineering specifications, technical manuals, and data, drawings, inventions, know-how, techniques, engineering work papers and notes, development work in process, and other proprietary information and materials of any kind used in or derived from the Software (collectively with subsections (a), (c), and (d), the "Intellectual Property");

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

         (f) All books, records, files and papers, whether in hard copy or electronic format, of Seller related to the Software, including without limitation engineering information, ledger cards, books of account, customer marketing and advertising information and materials, personnel records, and lists, files, papers and records that are necessary or incidental to the ownership, development, sale, distribution or licensing of the Software ("Books and Records");

         (g) The telephone numbers of the Seller, e-mail and website addresses (including the Uniform Resource Locator www.difference-engines.com);
         (h) All franchises, licenses, permits, consents and other certificates of any regulatory, administrative agency or body issued to or held by Seller as more particularly described on Schedule 1.1(h) (the "Permits");

         (i) All supplier and subscriber lists, pricing and cost information and business and marketing proposals relating to the ownership, development, or licensing of the Software, and all computer software programs relating to the development, production, sale or distribution of the Software.

         1.2 PURCHASE PRICE. In consideration of and in exchange for the Seller's sale, assignment, transfer and conveyance of all of the Purchased Assets, the Purchaser hereby agrees to pay or issue the following consideration to Seller at Closing: 587,000 shares of the Purchaser's common stock, $.001 par value per share ("Stock Payment"). The Stock Payment constitutes the "Purchase Price."



                                   ARTICLE II

                                     CLOSING

         2.1 DATE AND TIME OF CLOSING. Subject to satisfaction of the conditions to Closing set forth in Section 2.3 of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. (Eastern Standard Time) on November __, 2003, at the offices of Babirak, Albert, Vangellow & Carr, P.C., 1828 L Street, N.W., Suite 1000, Washington, D.C. 20036, or at such other place and time thereafter as shall be mutually agreeable to the parties hereto (the "Closing Date").

         2.2 DELIVERY OF INSTRUMENTS. The following documents, instruments and other materials shall be executed and delivered at or prior to the Closing on the Closing Date:

                  (a) INSTRUMENTS OF TRANSFER. The Seller shall execute and deliver to the Purchaser such bills of sale, assignments, endorsements, and other instruments and documents (including but not limited to a bill of sale substantially in the form attached hereto as Exhibit

         2.2(a)) reasonably satisfactory in form and substance to the Purchaser and its counsel as they may reasonably deem to be necessary or appropriate to vest in the Purchaser on the Closing Date good and marketable title to the Purchased Assets free and clear of any and all adverse claims, mortgages, pledges, liens, charges, security interests or other rights, interests or encumbrances, and a receipt for the price of other assets being acquired hereunder, title to which shall transfer upon delivery of such assets.

                  (b) UCC TERMINATION AND RELATED MATTERS. Seller shall execute and deliver such UCC Termination Statements and release statements (including with regard to the VisualGold Note (as hereinafter defined)), as appropriate and necessary to release in full all of the Purchased Assets from the liens and other security interest of any note, debt or other obligation of Seller to which the Purchased Assets are bound.

                  (c) TERMINATION OF CONVERTIBLE NOTE. Seller has issued a Convertible Promissory Note to Purchaser, dated July 1, 2003, in the principal amount of $25,000.00 (the "Seller Note"). On or prior to the Closing, Purchaser shall execute and deliver to Seller release statements acknowledging cancellation of the debt evidenced by the Seller Note and Purchaser shall deliver the Seller Note to Seller marked "cancelled".

                  (d) INTELLECTUAL PROPERTY REPRESENTATIONS. Seller shall deliver to Purchaser such electronic and paper copies and representations of the Intellectual Property as may in the Purchaser's judgment be necessary to convey the Intellectual Property to the Purchaser.

                  (e) PURCHASE PRICE. Purchaser shall deliver to the Seller the Purchase Price, as provided in Section 1.3.

                  (f) VISUALGOLD NOTE. On or prior to the Closing Date, the Seller shall have repaid the promissory note, dated February 19, 2002 as subsequently amended (the "VisualGold Note"), in the amount of $25,680.05 issued by Seller to Steven B. Foust and subsequently assigned to VisualGold.com, Inc., in full and shall have obtained, to the satisfaction of Purchaser and its counsel, a release of any and all liens and security interests in the assets of Seller, termination of all escrow arrangements related to any source code or algorithm in connection with the Intellectual Property, and a termination of any and all license agreements between VisualGold.com, Inc. and Seller pursuant to which Seller has licensed any of its Intellectual Property to Steven
         B. Foust and/or VisualGold.com, Inc., and mutual releases related thereto.

                  (g) FOUNDERS' RELEASES. At Closing, Walter Ludwig, Victor T. Hamilton, and John G. Chan shall each deliver to Purchaser a release relating to the intellectual property contributed to Seller on or about February 15, 2002, and in such form as counsel for the Purchaser shall reasonably require.

                  (h) VOTE OF STOCKHOLDERS. Prior to Closing, Seller shall have obtained the approval of its stockholders of this Agreement and the transactions contemplated hereby to the extent required under Maryland law and shall provide a certificate of the secretary of Seller confirming that such approval has been obtained in accordance with applicable law.

                  (i) EMPLOYMENT AGREEMENTS. At Closing, Walter Ludwig and Victor T. Hamilton shall deliver to the Purchaser employment agreements in such form as shall be satisfactory to the Purchaser.

                  (j) DELIVERY OF CERTIFICATE. The Seller and the Stockholders shall have delivered to the Purchaser certificates, dated the Closing Date, and signed by an executive officer of the Seller and by the Stockholders, respectively, representing and affirming that the representations and warranties made by each of them were and are true, correct and complete in all respects when made and shall also be materially true, correct and complete in all respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. The Seller and the Stockholders shall also have delivered a certificate signed by the Secretary of the Seller with respect to the authority and incumbency of the officers of the Seller in executing this Agreement and any documents required to be executed in connection herewith on behalf of the Seller.

                  (k) RELATED AGREEMENTS AND CONSENTS. The Purchaser and the Seller and the Stockholders shall execute and deliver any other agreements, consents or other documents reasonably necessary to effectuate consummation of the transactions contemplated herein including but not limited to a certificate of the Seller that all of the representations, warranties and covenants set forth in this Agreement are true and correct

                  2.3      CONDITIONS TO CLOSING.

                  (a) CONDITIONS TO OBLIGATIONS OF PURCHASER. Purchaser shall not be obligated to consummate the Closing and the transactions contemplated hereby and may terminate this Agreement without any liability unless (i) the Seller and the Stockholders shall have performed and complied in all respects with all agreements and covenants required by this Agreement to be performed by the Seller and the Stockholders at or prior to the Closing Date, (ii) Seller shall have delivered all items specified in Section 2.2 above, (iii) any and all necessary consents, authorizations, orders or approvals described in Subsection 3.1(g) below shall have been obtained, except as the same shall have been waived by the Purchaser, (iv) on the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Seller or the Stockholders issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby or making consummation thereof unduly burdensome to the Seller or the Stockholders, (v) on the Closing Date and immediately prior to consummation of the transactions contemplated by this Agreement, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other person with respect to the transactions contemplated by this Agreement, and (vi) on the Closing Date, no material adverse change in Purchased Assets, and no event which would materially and adversely affect the Purchased Assets, shall have occurred.

                  (b) CONDITIONS TO OBLIGATIONS OF SELLER AND STOCKHOLDERS. Seller and the Stockholders shall not be obligated to consummate the Closing and the transactions contemplated hereby and may terminate this Agreement without any liability unless (i) the Purchaser shall have performed and complied in all respects with all agreements and covenants required by this Agreement to be performed by Purchaser at or prior to the Closing Date, (ii) on the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Purchaser issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby or making consummation thereof unduly burdensome to the Purchaser, and (iii) on the Closing Date and immediately prior to consummation of the transactions contemplated by this Agreement, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other person with respect to the transactions contemplated by this Agreement.

         2.4 PAYMENT OF TAXES AND OTHER CHARGES. The Seller shall be responsible for any sales tax arising out of or in any way related to the transfer by the Seller of the Purchased Assets pursuant hereto. The Seller shall be responsible for any income taxes or gains taxes arising out of or in any way related to the transfer by the Seller of the Purchased Assets pursuant hereto.

         2.5 NOTICES OF SALE. The Seller shall execute and deliver, or shall cause to be executed and delivered, on a timely basis to all appropriate United States federal, state, local and foreign governments or governmental entities, with a copy to the Purchaser, all notices, assignments or transfers of rights, reports, and other authorizations or documentation as may be necessary to assure the continued effectiveness, and transfer to the Purchaser, of all existing permits, approvals, licenses, and authorizations in effect with respect to the Purchased Assets in compliance with applicable law and regulations, to the extent such are assignable or transferable.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER AND STOCKHOLDERS. Seller and Stockholders, jointly and severally, represent and warrant to the Purchaser as follows:

                  (a) AUTHORIZATION. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by Seller, and Seller has taken all necessary corporate action and has all the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the officers of Seller and Stockholders on their behalf and, assuming that this Agreement is the valid and binding obligation of the Purchaser, is the valid and binding obligation of each of Seller and the Stockholders, enforceable against Seller and Stockholders in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) ORGANIZATION. Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland. Seller has the requisite power and authority to own and lease its assets and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign entity in each jurisdiction where it conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of Seller.

                  (c) TITLE. The Seller owns, or will own at the date of Closing, good, marketable and insurable title to all of the Purchased Assets. Upon consummation of the transactions contemplated by this Agreement, Purchaser will acquire good marketable title to the Purchased Assets free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever. The Seller has not made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of any of the Purchased Assets, whether temporarily or permanently, for any purpose whatsoever, nor is there any proceeding pending or threatened to the best knowledge of the Stockholders or Seller which could adversely affect the Purchased Assets.

                  (d) CONDITION OF PURCHASED ASSETS. All documents and agreements pursuant to which the Seller has obtained the right to use any Purchased Assets and all of the documents, instruments and other materials delivered or executed pursuant to Section 2.2 of this Agreement, are valid and enforceable in all respects against the parties thereto in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. All licenses, permits and authorizations related to the location or operation of the Purchased Assets are in good standing and are valid and enforceable in all respects against the Seller in accordance with their respective terms. There is not, under any of the foregoing instruments, documents or agreements, any existing default, nor is there any event which, with notice or lapse of time or both, would constitute a default arising through the Seller or, to the best knowledge of Seller and Stockholders, arising through any third party which could: (i) have a material adverse effect on the Purchased Assets; or (ii) materially adversely affect the Seller's title to the Purchased Assets. Seller is not in violation of and Seller has complied with all applicable zoning, building or other codes, statutes, treaties, regulations, ordinances, notices and orders of any governmental authority with respect to the occupancy, use, maintenance, condition, operation and improvement of the Purchased Assets, except where the failure to comply would not have a material adverse effect on the Purchased Assets. The Seller possesses all licenses, certificates, permits and authorizations required to be obtained by the Seller with respect to the Seller's operation and maintenance of the Purchased Assets for all uses for which such Purchased Assets are operated or used by the Seller as of the date hereof, except where the failure to do so would not have a material adverse effect on the Purchased Assets. All of the Purchased Assets (whether owned or leased by the Seller) are in good operating condition and repair, subject to normal wear and use, and each such item is usable in a manner consistent with current use by the Seller and in compliance with Seller's specifications for such assets.

                  (e) INTELLECTUAL PROPERTY. Schedule 1.1(e) hereto sets forth a true, correct and complete list of the Seller's Intellectual Property, including an identification of the holder of each item listed and the jurisdiction in which each is registered or applications for registration are pending. The Seller owns (or is an authorized user of) all Intellectual Property set forth on Schedule 1.1(e), to the extent described on Schedule 1.1(e), and all copyrights relating to the Purchased Assets. Seller has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses and that constitute part of the Purchased Assets, consistent with sound business practice. To the best knowledge of Seller and Stockholders, Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and Seller has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation or violation except as disclosed on Schedule 1.1(e). To the best knowledge of Seller and Stockholders, no third party is currently interfering with, infringing upon, misappropriating, or otherwise coming into conflict with any Intellectual Property rights of Seller, except as set forth on Schedule 1.1(e). Schedule 1.1(e) sets forth a true and correct status of (i) Seller's patent, service mark, copyright, and trademark registrations, and to the best of Seller's and Stockholders' knowledge, there is no pending challenge to any such application, (ii) all licenses, sublicenses and other agreements as to which Seller is a party and pursuant to which Seller or any other person is authorized to use any Intellectual Property, and (iii) all licenses under which Seller is or may be obligated to make royalty or other payments. Copies of all licenses, sublicenses and other agreements identified pursuant to clauses (ii) and (iii) above have been delivered by Seller to Purchaser. Seller is not in violation in any material respect of any license, sublicense or agreement described in Schedule 1.1(e). As a result of the execution of this Agreement or the performance of the Seller's obligations hereunder, neither the Seller nor the Purchaser will be in violation of any license, sublicense or agreement described in such schedule. All source code included within the Intellectual Property constitutes a trade secret of Seller and is not part of the public knowledge or literature, and Seller has taken reasonable action to protect such source code as a trade secret. In addition, Seller has taken reasonable steps (including without limitation entering into confidentiality agreements with all officers and employees of and consultants involved in the Seller's business) to maintain the secrecy and confidentiality of and its proprietary rights in, all Intellectual Property.

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

                  (f) NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by the Seller or the Stockholders, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the Articles of Incorporation or By-Laws of the Seller; (ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the Purchased Assets, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, certificate, instrument, law, order, arbitration award, judgment or decree to which the Seller is a party or by which it or any of the Purchased Assets are bound;
         (iii) violate or conflict with any other restriction of any kind whatsoever to which the Seller is subject, or by which any of the Purchased Assets may be bound; or (iv) constitute an event permitting termination by a third party of any agreement to which the Seller is a party or the Purchased Assets are subject. Except as set forth on
         Schedule 3.1(f) hereto, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board, agency, bureau or other regulatory body is required by the Seller or the Stockholders in connection with the execution, delivery and performance of the terms of this Agreement and consummation of the transactions contemplated hereby.

                  (g) LITIGATION. There is no action, suit, proceeding or investigation pending against or related to any of the Seller or the Stockholders, nor to the best knowledge of the Seller or the Stockholders, threatened, which would restrict the Seller's ability to perform its obligations hereunder or would have a material adverse effect on the Purchased Assets. To the best knowledge of the Seller and the Stockholders, there are no grounds for or facts, events or circumstances which could form the basis of any such action that could cause or result in any such action, suit, proceeding or investigation or which is probable of assertion. Neither the Seller nor the Stockholders is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the Purchased Assets.

                  (h) PERMITS. The Seller holds all Permits required for the operation of the Purchased Assets, except where the failure to do so would not have a material adverse effect on the Purchased Assets. All Permits are in full force and effect and no suspension, termination or revocation of any of the foregoing is threatened. None of such Permits will be adversely affected by consummation of the transactions contemplated by this Agreement. To the best knowledge of the Seller and Stockholders, the Seller has complied with the rules and regulations of all governmental or other regulatory agencies, authorities, bodies, boards, bureaus, commissions, departments or instrumentalities which regulate, supervise or are in any manner concerned with import and export licenses, occupational safety, environmental protection and employment practices. The Seller and Stockholders have no knowledge of nor have they received any notice of violation of any of such rules or regulations which would result in any liability of the Seller for penalties or damages or which would subject the Seller to any injunction or governmental writ, order or decree.

                  (i) WARRANTIES. Except as required by federal or state law or as otherwise disclosed on Schedule 3.1(i) hereto, the Seller has not made, extended or otherwise represented that it would provide any express warranty with respect to the Software or any services sold, distributed or leased to its clients or customers.

                  (j) ACCURACY OF INFORMATION FURNISHED. No statement, representation, warranty or covenant set forth in this Agreement, in the exhibits or the schedules hereto, or in any certificate or other instrument or document required to be delivered by or on behalf of the Seller or the Stockholders pursuant hereto or in connection with the consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omits, omitted or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                  (k) INVESTMENT INTENT. Except for the contemplated distribution of the Stock Payment shares to its stockholders in connection with its liquidation, Seller is acquiring the Stock Payment shares solely for its own account, as principal, for investment purposes and not with a view to, or for resale in connection with, any distribution or underwriting of the Stock Payment shares.

                  (l) NO SECURITIES ACT REGISTRATION. Except as set forth in
         Section 4.2 hereof, Seller understands that the shares of Purchaser's stock issued as the Stock Payment have not been and will not be registered under either the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law, that Seller (or stockholders of Seller to whom Seller may transfer the Stock Payment shares) must hold the Stock Payment shares indefinitely unless the Stock Payment shares are subsequently registered under those laws or transferred in reliance on an opinion of counsel that registration under those laws is not required, and that the certificates representing the Stock Payment shares will bear a legend to the foregoing effect. The parties agree that neither the foregoing restrictions nor this Agreement prohibits Seller from transferring the Stock Payment shares to a stockholder of Seller provided such stockholder executes an investment representation letter in form satisfactory to the Purchaser and its counsel and to assure the availability (or continued availability) of an exemption under the Securities Act, in connection with the issuance of such shares and agrees to comply with the lock-up restrictions of subsection 4.1(f) below.

                  (m) ABILITY TO EVALUATE AND BEAR RISK. Seller is fully able
         (1) to evaluate the information provided by the Purchaser relevant to the merits, risks, and other factors bearing on the suitability of the Stock Payment shares as an investment, and (2) to bear the economic risk of its proposed investment in the Stock Payment shares without reselling the Stock Payment shares. The Seller has reviewed all information relating to the Purchaser that has been filed with the Securities and Exchange Commission ("SEC"). The Seller has had the opportunity to discuss Purchaser's business, management and affairs (financial and other) with the directors, officers and management of

         Purchaser and has had the opportunity to review Purchaser's operations and facilities. The Seller has also had the opportunity to ask questions of and receive answers from the Purchaser and its management regarding the terms and conditions of its investment.

                  (n) RESTRICTIVE LEGEND. Purchaser shall cause each certificate representing the Stock Payment shares held by Seller to be inscribed with the following legend:

         THE SHARES OF COMMON STOCK OF GUARDIAN TECHNOLOGIES INTERNATIONAL, INC., REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS; NOR HAVE THEY BEEN PASSED UPON BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY. THE SHARES CANNOT BE SOLD, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                  (o) SELLER CAN PROTECT ITS INTEREST. The Seller represents that by reason of its, or of its management's, business or financial experience, the Seller has the capacity to protect its own interests in connection with the transactions contemplated hereby.

         3.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser represents and warrants to the Seller and Stockholders as follows:

                  (a) AUTHORIZATION. The Purchaser has taken all necessary corporate action and has all the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the officers of the Purchaser on its behalf, and assuming that this Agreement is the valid and binding obligation of the Seller and the Stockholders, is the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the corporate power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, assets or condition (financial or otherwise) of the Purchaser.

                  (c) NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by the Purchaser, nor the consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the certificate of incorporation or bylaws of the Purchaser; or (ii) violate or conflict with any other restriction to which the Purchaser is subject or by which any of its property or assets may be bound, the effect of any of which violation or conflict would result in a material adverse impact on the Purchaser or the Purchaser's business. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement by the Purchaser and consummation by the Purchaser of any of the transactions contemplated hereby.

                  (d) STOCK PAYMENT SHARES. The Stock Payment shares will, when issued and delivered pursuant to this Agreement, be validly issued, fully paid and nonassessable. The Seller understands that the Stock Payment Shares will be issued in reliance upon an exemption from the registration provision of the Securities Act of 1933 and applicable state securities laws. The Purchaser's common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on The Nasdaq Stock Market, Inc.'s OTC Bulletin Board.

                  (e) LITIGATION. There is no action, suit, proceeding or investigation pending against or related to the Purchaser, to the best of the Purchaser's knowledge, nor has the Purchaser been threatened with any such action, suit, proceeding or investigation, which would restrict the Purchaser's ability to perform its obligations hereunder or which would have a material adverse effect on the business, assets, operations, earnings, or condition (financial or otherwise) of the Purchaser. To the best knowledge of the Purchaser, there are no grounds for or facts, events or circumstances which would form the basis of any such action that would cause or result in any such action, suit, proceeding or investigation or which is probable of assertion. The Purchaser is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, or condition (financial or otherwise) of the Purchaser.

                  (f) ACCURACY OF INFORMATION FURNISHED; SUBSEQUENT EVENTS. No statement by the Purchaser set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of the Purchaser pursuant hereto or in connection with consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omitted, omits or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                  (g) COMPLIANCE WITH APPLICABLE LAW. The Purchaser has been and is in compliance with all foreign, United States federal, state and local laws, statutes, ordinances, rules and regulations as of the date hereof, the failure to comply with which could materially adversely affect the business, assets, operations, earnings, or condition (financial or otherwise) of the Purchaser or which would subject any officer or director of the Seller to civil or criminal penalties or imprisonment. The Purchaser has complied with the rules and regulations of all governmental agencies having authority over its business or its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety, environmental protection and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Purchaser. The Purchaser has no knowledge of and has not received any notice of violation of any such rule or regulation which could result in any liability of the Purchaser for penalties or damages or which could subject the Purchaser to any injunction or government writ, order or decree. To the best knowledge of the Purchaser, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, or condition (financial or otherwise) of the Purchaser, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Purchaser.

                  (h) UNLAWFUL PAYMENTS. To the best knowledge of the Purchaser, neither the Purchaser nor any officer, director, employee, agent, owner or representative of the Purchaser has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Purchaser, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

                  (i) REPORTS; FINANCIAL STATEMENTS. Since June 26, 2003, Purchaser has filed all forms, reports, statements and other documents (the "SEC Reports") required to be filed with the United States Securities and Exchange Commission (the "SEC"). The SEC Reports were or will be prepared in all material respects in accordance with the requirements of applicable law (including the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports). As of their respective dates, to the best knowledge of the Purchaser, the SEC Reports did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including, in each case, any related noted thereto) contained in the SEC Reports filed prior to, on or after the date of this Agreement (i) have been or will be prepared in accordance with, and compiled or will comply as to form with, the published rules and regulations of the SEC and generally accepted accounting principals applied on a consistent basis throughout the periods involved (except as otherwise noted therein), and (ii) fairly present or will fairly present the financial position of Purchaser as of the respective dated thereof and the results of its operations and cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments

         3.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Sections 3.1 and 3.2 hereof shall survive until the close of business one (1) year after the Closing Date.


                                   ARTICLE IV

                       COVENANTS AND ADDITIONAL AGREEMENTS

         4.1      COVENANTS AND AGREEMENTS OF THE SELLER AND STOCKHOLDERS.

                  (a) NOTIFICATION. Prior to the Closing, each of the Seller and the Stockholders shall give prompt notice to the Purchaser of: (i) any notice or other communication received by the Seller prior to the Closing Date, relating to a default or an event which, with notice or lapse of time or both would become a default under this Agreement or become a material default under any other material contract, agreement, license or instrument to which any of the Seller or the Stockholders is a party, by which it or any of the Purchased Assets are bound or to which it or any of the Purchased Assets are subject; (ii) any event which, with notice or lapse of time or both, would cause any warranty, representation, or covenant of any of the Seller or the Stockholders under this Agreement to be inaccurate, untrue, incomplete, misleading or violated in any respect; (iii) any notice or other communication from any third party alleging that the consent of such third party was, is or may be required in connection with the transactions contemplated by this Agreement; and (iv) any material adverse change in the Purchased Assets.

                  (b) ACCESS TO ADDITIONAL AGREEMENTS AND INFORMATION. Prior to the Closing Date, the Seller shall make available to the Purchaser any and all, licenses, permits, agreements, contracts, documents, certificates and other instruments material to the Purchased Assets.

                  (c) NON-COMPETITION AND NON-SOLICITATION. During the period commencing on the Closing Date and for two (2) years thereafter (the "Non-Compete Period"):

                           (i) The Seller and Stockholders shall not, within any
                  jurisdiction in which the Purchaser or any affiliate, subsidiary or division of the Purchaser is duly qualified to do business, or in any area in which the it is selling or providing its products or services or marketing its products or services, or within a one hundred (100) mile radius of any such area, directly or indirectly, engage in activities or solicit any business in the field of which is competitive with the Purchaser (unless the board of directors of the Purchaser shall have authorized such activity and the Purchaser shall have consented thereto in writing), either as an individual on his own account, as an investor (except for investments of less than 5% of the securities of a corporation subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended), or as an officer, director, partner, joint venturer, consultant, employee, agent or salesman for any other person, entity, corporation or otherwise.

                           (ii) The Seller and Stockholders will not (A) induce
                  any employee or independent contractor of the Purchaser to leave the Purchaser's employ or service or hire any such employee or independent contractor (unless the board of directors of the Purchaser shall have authorized such employment and the Purchaser shall have consented thereto in writing), or (B) contact, service or solicit any clients, customers or accounts of the Purchaser, either as an individual on his own account, as an investor, or as an officer, director, partner, joint venturer, consultant, employee, agent or salesman for any other person, or entity, corporation or otherwise.

                  (d) CONFIDENTIAL INFORMATION. The parties hereto recognize that a major need of the Purchaser is to preserve its specialized knowledge, trade secrets, customer lists and confidential information concerning the industry. The strength and goodwill of the Purchaser is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Purchaser and its subsidiaries. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Purchaser, as would the disclosure of information about the products, methods, marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, technical information, client contracts, inventory sources, customer information, employee information, and other similar items of the Purchaser and its subsidiaries. The Seller and Stockholders have or will have access to, and have obtained or will obtain, specialized knowledge, trade secrets and confidential information about the Purchaser's operations and the operations of its subsidiaries, affiliates, and/or divisions. The term "confidential" or "proprietary information" shall not include information which is i) already known from sources not subject to any confidential obligations; ii) is or becomes generally available to the public other than as a result of a disclosure by the Purchaser; or iii) required to be disclosed by law, regulatory or judicial process. Therefore, the Seller and Stockholders hereby agree as follows, recognizing that the Purchaser is relying on these agreements in entering into this Agreement:

                  During the Non-Compete Period, the Seller and Stockholders will keep secret and retain in strict confidence, and will not use, disclose to others, or publish any inventions or any confidential business information about the affairs of the Purchaser, including but not limited to confidential information concerning the Purchaser's products, methods, marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, technical information, client contracts, inventory sources, customer information, employee information, and other similar items of confidential information;

                  (e) REFERRALS. Commencing on the Closing Date and thereafter, the Stockholders and the Seller agree that they shall refer all customer inquiries relating to the Purchased Assets to the Purchaser as soon as possible after receiving such inquiries.

                  (f) LOCK UP RESTRICTIONS.

                           (i) Notwithstanding any other provision of this
                  Agreement, the Seller will not, without the prior written consent of Purchaser, for a period beginning on the Closing Date and for a period of two (2) years thereafter (the "Lock-Up Period"), offer, sell, contract to sell, transfer, assign, contract to assign, gift, grant any option or warrant to purchase or right to acquire, announce its intention to sell, pledge, exchange, contract to exchange, or otherwise dispose or contract to dispose of, any Stock Payment shares; except that, during the Lock-Up Period, the Seller may make transfers to any person who is a stockholder of Seller on the date of the execution of this Agreement, provided that any such person or organization agrees to be bound by the foregoing restrictions on the disposition of such securities. It is specifically agreed that, during the Lock Up Period, the Stock Payment shares will be held in certificated form and not in DTC or other "street name" form. Furthermore, the Seller agrees that the Stock Payment shares shall bear a legend making reference to the provisions of this Subsection (f), which shall be placed on file with the Seller's transfer agent.

                           (ii) The Seller further understands and agrees that
                  the Purchaser will place stop transfer instructions against the Stock Payment shares (and any other shares of capital stock of the Purchaser now or hereafter issued by the Purchaser in a stock split, stock dividend or similar with regard to such shares), in accordance with the restrictions set forth in this Subsection (f).

         4.2      COVENANTS AND AGREEMENTS OF PURCHASER.

                  (a) RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Stock Payment shares to the public without registration at all times the Purchaser agrees to:

                           (i) Make and keep public information available, as
                  those terms are understood and defined in Rule 144 as promulgated under the Securities Act;

                           (ii) Use its best efforts to file with the Commission
                  in a timely manner all reports and other documents required of the Purchaser under the Exchange Act; and

                           (iii) Furnish to each holder of Stock Payment shares
                  forthwith upon request (A) a written statement by Purchaser as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and Exchange Act, (B) a copy of the most recent annual or quarterly report of the Purchaser and
                  (C) such other information, reports and documents so filed by the Purchaser as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Stock Payment shares without registration. After the conclusion of the Lock-up Period, the Purchaser agrees to use its best efforts to permit transfers of the Stock Payment shares pursuant to Rule 144, which efforts shall include timely notice to the Purchaser's transfer agent to permit such transfers of Stock Payment shares.

                  (b) PIGGYBACK RIGHTS. Following the expiration of the Lock-Up Period, in the event Purchaser files a registration statement under the Securities Act, with respect to shares of its common stock, on a form appropriate for registering stockholders' common stock (other than a registration on Form S-8 or S-4, or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Stock Payment shares), Purchaser shall give written notice to the holders of Stock Payment shares (the "Holders") prior to filing, and the Holders shall have the right to request to have included such Stock Payment shares as shall be specified in the request. If Holders do not make a request for registration within 20 days after receipt of notice from Purchaser, Purchaser shall have no obligation to include any Stock Payment shares owned by those Holders in the registration statement. Notwithstanding the foregoing, if the managing underwriter of any underwritten offering by the Purchaser expresses reasonable objection to the registration of all of the Stock Payment shares, the number of Stock Payment shares to be registered in such offering on behalf of the Holders shall be reduced pro rata among all stockholders seeking registration in connection with such offering.

                  (c) PAYMENT OF EXPENSES. In the event of a registration under subsection (b) above, the Holders shall pay and bear the direct selling fees, disbursements and expenses, including without limitation all underwriters' discounts, commissions and expenses, but no other cost of registration.

                  (d) TERMINATION OF PURCHASER'S OBLIGATIONS. Notwithstanding any contrary provision of this Section 4, Purchaser shall not be required to effect any registrations under the Securities Act or under any state securities laws on behalf of the Holder or Holders if, in the opinion of counsel for the Purchaser, the offering or transfer by such Holder or Holders in the manner proposed (including, without limitation, the number of shares proposed to be offered or transferred and the method of offering or transfer) is exempt from the registration requirements of the Securities Act, under Rule 144 or otherwise and the securities laws of applicable states. The Purchaser shall have not obligations pursuant to Section 4.2(b) with respect to any request or requests after the fifth anniversary of this Agreement.

                  (e) REDEMPTION RIGHT. Upon the expiration of the Lock-Up Period, in the event that the Stock Payment shares held by any Holder are not (for any reason) eligible for resale under Rule 144 and such Stock Payment shares have not been registered under the Subsections (b) above, the Holder of such Stock Payment shares may, by notice to the Company (a "Determination Notice"), demand a determination of the Redemption Price (as defined below) for purposes of this subsection
         (e). Within 30 days after the receipt of any Determination Notice from the Holder, the Purchaser shall give to the Holder notice of the Redemption Price, including a reasonably detailed description of the method of calculation thereof, determined as of the day preceding such notice of the Redemption Price. At any time within 30 days after receipt of notice of the Redemption Price the Holder may demand redemption of its Stock Payment shares, in whole or in part, at the Redemption Price by notice to the Purchaser, payable on the third business day after receipt of notice of such demand in immediately available funds to the Holder, upon surrender of the Holders Stock Payment shares, by wire transfer to any account specified by notice to the Purchaser. For purposes of this subsection (e): (A) "Redemption Price" shall, as at any date of determination, mean the average of the daily Closing Prices of a share of Common Stock for the 20 consecutive business days ending on the most recent business day prior to the Time of Determination; (B) "Closing Price" shall mean the reported last sales price or, if no such reported sale occurs on such day, the average of the closing bid and asked prices on such day, in each case on the principal national securities exchange on which Common Stock is listed or admitted to trading; and (C) "Time of Determination" means the time and date of the determination of the Holders to exercise their respective rights set forth in this subsection (e).


         4.3 GOVERNMENTAL FILINGS AND CONSENTS. The Seller, the Stockholders and the Purchaser shall cooperate with one another in filing any necessary applications, reports or other documents with any domestic or foreign, federal, state or local agencies, authorities or bodies having jurisdiction with respect to the transactions contemplated by this Agreement and in seeking any necessary approval, consultation or prompt favorable action of, with or by any of such agencies, authorities or bodies.

         4.4 PUBLICITY. Any public announcement or press release relating to this transaction must be approved by both Seller and Purchaser in writing before being made or released. Purchaser shall have the right to issue a press release without the Seller's written approval if in the opinion of Purchaser's counsel such a release is necessary to comply with applicable securities laws.


                                    ARTICLE V

                           INDEMNIFICATION AND CLAIMS

         5.1      INDEMNIFICATION BY THE SELLER AND STOCKHOLDERS.

                  (a) The Seller and the Stockholders, jointly and severally, hereby agree to indemnify and hold harmless the Purchaser (the "Indemnified Party") against and in respect of all damages, claims, losses and expenses (including, without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by the Purchaser (all amounts for which the Seller and the Stockholders shall be liable shall hereinafter be referred to as the "Damages") arising out of: (i) any material misrepresentation or breach of any warranty made by the Seller or Stockholders pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by the Seller and the Stockholders pursuant to this Agreement; and (ii) the nonperformance or breach of any material covenant, agreement or obligation of the Seller and the Stockholders contained in this Agreement which has not been waived by the Purchaser.

                  (b) Notwithstanding the indemnification provided pursuant to Subsection 5.1(a) above, no amount shall be payable by the Seller or the Stockholders in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of such Damages in respect of which the Seller or the Stockholders would be liable, but for operation and application of the provisions of this Section, exceeds Ten Thousand Dollars ($10,000) for any single incident or, on a cumulative basis, Twenty Thousand Dollars ($20,000), and then only to the extent of such excess.

                  (c) In any case where the Seller or the Stockholders have indemnified the Indemnified Party for any Damages and the Indemnified Party recovers from third parties all or any part of the amount so indemnified by the Seller and the Stockholders, the Indemnified Party shall promptly pay over to the Seller and the Stockholders, as the case may be, the amount so recovered.

         5.2 CLAIMS AGAINST THE INDEMNIFIED PARTY. With respect to claims or demands by third parties, whenever the Indemnified Party shall have received notice that such a claim or demand has been asserted or threatened which, if valid, would be subject to indemnification under Section 5.1 hereof, the Indemnified Party shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Seller and the Stockholders of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Seller and the Stockholders shall then have the right at their own expense to undertake the defense of any such claims or demands utilizing counsel selected by the Seller and the Stockholders and approved by the Purchaser, which approval shall not be unreasonably withheld. In the event that the Seller or the Stockholders should fail to give notice of the intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, the Indemnified Party shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Seller and the Stockholders.

         5.3 RIGHT OF OFFSET. In the event that the Seller or the Stockholders may be required to pay monies in indemnification to the Indemnified Party pursuant to any indemnification provision of this Agreement, the Indemnified Party shall have the right to offset any amounts which are owed to it in indemnification by the Seller and the Stockholders against any amounts which are payable by the Indemnified Party to the Seller and the Stockholders, provided however, that nothing set forth in this Section 5.3 shall relieve the Indemnified Party of its obligations (subject to reduction for offsets as provided herein) under this Agreement when due.

         5.4      INDEMNIFICATION BY PURCHASER.

                  (a) The Purchaser hereby agrees to indemnify and hold harmless the Seller and the Stockholders against and in respect of all damages, claims, losses and expenses (including without limitation, attorneys' fees and disbursements) reasonably incurred by the Seller or the Stockholders with respect thereto (all such amounts may hereinafter be referred to as "Seller Damages") arising out of: (i) any misrepresentation or breach of any warranty made by the Purchaser pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by the Purchaser pursuant to this Agreement; and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Purchaser which has not been waived by the Seller or the Stockholders.

                  (b) Notwithstanding the indemnification provided pursuant to
         Section 5.4(a) above, no amount shall be payable by the Purchaser in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of Seller Damages in respect of which the Purchaser would be liable, but for operation and application of the provisions of this Subsection, exceeds on a cumulative basis, Fifty Thousand Dollars ($50,000), and then only to the extent of such excess.

                  (c) In any case where the Purchaser has indemnified the Seller or the Stockholders for any Seller Damages and the Seller or the Stockholders recover from third parties all or any part of the amount so indemnified by the Purchaser, the Seller or the Stockholders shall promptly reimburse to the Purchaser the amount paid by the Purchaser up to the amount so recovered.

         5.5 CLAIMS AGAINST THE SELLER AND STOCKHOLDERS. With respect to claims or demands by third parties, whenever the Seller or the Stockholders shall have received notice that such a claim or demand has been asserted or threatened, which, if valid, would be subject to indemnification under Section 5.4 hereof, the Seller and the Stockholders shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Purchaser of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Purchaser shall have the right at its expense to undertake the defense of any such claim or demand utilizing counsel selected by the Purchaser and approved by the Seller and the Stockholders, which approval shall not be unreasonably withheld. In the event that the Purchaser should fail to give notice of its intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, the Seller and the Stockholders shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Purchaser.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 FEES AND EXPENSES. Except as otherwise provided in this Agreement, Purchaser will bear both its own and the Seller's legal, accounting, and other fees and expenses incident to the transactions contemplated herein. Each party hereto represents that it or he has been represented by counsel in connection with the preparation and negotiation of this Agreement and the transactions contemplated hereby.

         6.2 MODIFICATION, AMENDMENTS AND WAIVER. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

         6.3 ASSIGNMENT. Neither the Seller, the Stockholders nor the Purchaser shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that, following Closing, the Purchaser may assign or transfer the Purchased Assets to a subsidiary of Purchaser, and Purchaser may assign all or any portion of its respective rights hereunder as security, without the prior written consent of any party, or to any lender, bank, financial institution or other entity providing financing to the Purchaser in connection with consummation of the transactions contemplated hereby and the Seller and the Stockholders shall execute such documents as are necessary in order to effectuate such assignments.

         6.4 BURDEN AND BENEFIT. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and permitted assigns. In the event of a default by the Seller or a Stockholder of any of its or their obligations hereunder, the sole and exclusive recourse and remedy of the Purchaser shall be against the Seller and the Stockholders; under no circumstances shall any, officer, director, stockholder or affiliate of the Seller be liable in law or equity for any obligations of the Seller or the Stockholders. In the event of a default by the Purchaser of any of its obligations hereunder, the sole and exclusive recourse and remedy of the Seller or the Stockholders shall be against the Purchaser; under no circumstances shall any officer, director, stockholder or affiliate of the Purchaser be liable in law or equity for any obligations of the Purchaser hereunder.

         6.5 BROKERS. The Seller and the Stockholders represent and warrant to the Purchaser that there are no brokers or finders entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Seller and the Stockholders or any other person in connection with this Agreement or any of the transactions contemplated hereby. The Purchaser represents and warrants to the Seller and the Stockholders that no broker or finder is entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Purchaser in connection with this Agreement or any of the transactions contemplated hereby.

         6.6 ENTIRE AGREEMENT. This Agreement and the exhibits, lists and other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto, whether written or oral including but not limited to the Memorandum of Agreement, dated September 10, 2003.

         6.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard, however, to such jurisdiction's principles of conflicts of laws.

         6.8 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and delivered personally, by facsimile transmission or telex, or sent by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

         If to the Seller:           Difference Engines Corporation
                                     c/o Guardian Technologies
                                     International, Inc.
                                     21351 Ridgetop Circle
                                     Suite 300
                                     Dulles, Virginia 20166
                                     Attn:  Mr. Walter Ludwig
                                     Facsimile:        (703) 654-6005

         with a copy to:             Stephen W. McVearry
                                     Mintz Levin
                                     12010 Sunset Hills Road
                                     Suite 900
                                     Reston, VA 20190
                                     Facsimile:        (703) 464-4895

         If to the Stockholders:     Walter Ludwig
                                     907 Prospect Avenue
                                     Takoma Park, MD  20912
                                     Facsimile:        (413) 674-3695

                                     Victor T. Hamilton
                                     14151 Castle Blvd.
                                     Apt. 103
                                     Silver Spring, MD  20904
         with a copy to:             Stephen W. McVearry
                                     Mintz Levin
                                     12010 Sunset Hills Road
                                     Suite 900
                                     Reston, VA 20190
                                     Facsimile:        (703) 464-4895

         If to the Purchaser:        Guardian Technologies International, Inc.
                                     21351 Ridgetop Circle
                                     Suite 300
                                     Dulles, Virginia 20166
                                     Attn:  Mr. Michael W. Trudnak
                                     Facsimile:        (703) 654-6005


         with a copy to:             Babirak, Albert, Vangellow & Carr, P.C.
                                     1828 L Street, N.W., Suite 1000
                                     Washington, D.C.  20036
                                     Attn:  Neil R.E. Carr, Esquire
                                     Facsimile:        (202) 318-4486

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If mailed as aforesaid, the day of mailing or transmission shall be the date any such notice shall be deemed to have been delivered.

         6.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

         6.10 RIGHTS CUMULATIVE. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

         6.11 SEVERABILITY OF PROVISIONS. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

         6.11 HEADINGS. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

         6.12 SURVIVAL. The provisions of Sections 3.3, 4.1, 4.2 and all of Articles V and VI shall survive termination of this Agreement.

         6.13 REMEDIES. It is acknowledged that this Sections 4.1(c) and (d) are of a unique nature and of extraordinary value and of such a character that a breach thereof by the Seller or any Stockholder may result in irreparable damage and injury to the Purchaser for which the Purchaser may not have any adequate remedy at law. Therefore, the non-breaching party shall be entitled to seek a decree of specific performance against the breaching party, or such other relief by way of restraining order, injunction or otherwise as may be appropriate to ensure compliance with this Agreement. The remedies provided by this Section
6.13 are non-exclusive and the pursuit of such remedies shall not in any way limit any other remedy available to the parties with respect to this Agreement, including, without limitation, any remedy available at law or equity with respect to any anticipatory or threatened breach of the provisions hereof.



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                                       25

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date and year first above written.

ATTEST:                                         GUARDIAN TECHNOLOGIES
                                                INTERNATIONAL, INC.


/S/ ROBERT A. DISHAW                            By: /S/ MICHAEL W. TRUDNAK
---------------------------------------             ----------------------
                                                    Michael W. Trudnak, CEO

ATTEST:                                         DIFFERENCE ENGINES CORPORATION


/S/ PATRICK HUDDIE                              By:  /S/ WALTER LUDWIG
---------------------------------------              -----------------

                                                Its: CHAIRMAN, CEO, & PRESIDENT



WITNESS:                                        WALTER LUDWIG


/S/ VICTOR T. HAMILTON                          /S/ WALTER LUDWIG
----------------------                          -----------------


WITNESS:                                        VICTOR T. HAMILTON


/S/ WALTER LUDWIG                               /S/ VICTOR T. HAMILTON
-----------------                               ----------------------


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